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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997

                                                         REGISTRATION NO.2-24270
                                                 POST-EFFECTIVE AMENDMENT NO. 26
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                        POST-EFFECTIVE AMENDMENT NO. 26
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          GENERAL DYNAMICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                               ISSUER: 13-1673581
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                            3190 FAIRVIEW PARK DRIVE
                       FALLS CHURCH, VIRGINIA 22042-4523
                    (Address of Principal Executive Offices)

                          GENERAL DYNAMICS CORPORATION
              HOURLY EMPLOYEES SAVINGS AND STOCK INVESTMENT PLAN
                            (FULL TITLE OF THE PLAN)

                           EDWARD C. BRUNTRAGER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                          GENERAL DYNAMICS CORPORATION
                            3190 FAIRVIEW PARK DRIVE
                       FALLS CHURCH, VIRGINIA 22042-4523
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                           TELEPHONE: (703) 876-3000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

                 Not required to be included herewith.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                 Not required to be included herewith.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed by General Dynamics Corporation (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

                          (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                          (b) The description of the Common Stock of the Corporation which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

                          (c) The Annual Report on Form 11-K for the fiscal year ended December 31, 1995 of the Corporation's Hourly Employees' Savings and Stock Investment Plan (the "Plan").

                 In addition to the foregoing, all documents subsequently filed by (i) the Corporation or (ii) the Plan, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been issued or that deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Under Section 145 of the General Corporation Law of the State of Delaware, the Corporation is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors and officers against certain expenses (including attorneys' fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (including certain civil actions and suits that may be instituted by or in the right of the Corporation), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors or officers of the Corporation. That section also permits the Corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Corporation, or which may arise out of their status as directors or officers of the Corporation, whether or not the Corporation would have the power to





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indemnify such persons against such liability under the provisions of Section
145, and provides that it is not exclusive of, but in addition to, any other rights to which the indemnified party may be entitled.

                 Article Twelfth of the Corporation's Restated Certificate of Incorporation provides that the Corporation will in certain instances, be required to indemnify its directors and officers against certain expenses (including attorneys' fees), judgments, fines and other sums paid in connection with the defense or settlement of certain threatened, pending or completed civil, criminal, administrative, or investigative actions, suits or proceedings (including certain civil actions and suits which may be instituted by or in the right of the Corporation), to which such persons were or are parties, or are threatened to be made parties by reason of (a) the fact that such persons were or are directors or officers of the Corporation or members of any committee of the Board of Directors, (b) the fact that such persons were or are acting in any capacity in a partnership, association, trust or other organization or entity where they served or are serving as such at the request of the Corporation, or (c) any action taken or not taken by such persons in their capacities as directors or officers of the Corporation or members of any committee of the Board of Directors, whether or not they continue in such capacity at the time such liability or expense shall have been incurred or asserted.

                 Article Thirteenth of the Corporation's Restated Certificate of Incorporation provides that the Corporation's directors will not be personally liable to the Corporation or its shareholders for monetary damages resulting from breaches of their fiduciary duties as directors except (a) for any breach of the duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which Directors derive improper personal benefit.

                 The Corporation maintains a Directors and Officers Liability Insurance Policy under which directors and officers of the Corporation and its subsidiaries are insured against losses for certain kinds of actions during each policy year. The policies provide for a deductible for each loss for each director and officer and for an aggregate deductible for all directors and officers and also for an aggregate Corporation deductible. In addition, the Corporation has purchased insurance to cover the liability of fiduciaries of its employee benefit plans, including the retirement plans, savings and stock investment plans, profit-sharing plans and other plans maintained by the Corporation and its domestic subsidiaries. Certain directors and officers of the Corporation may be deemed to be fiduciaries under such plans.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8. EXHIBITS.

                 The following exhibits are filed as part of this Registration
Statement:

 4-1             --Restated Certificate of Incorporation, effective May 21,
                 1991*

 4-2             --Bylaws, as amended, effective August 7, 1996**

23               --Consent of Arthur Andersen LLP.

24               --Powers of Attorney of Frank C. Carlucci, Nicholas D.
                 Chabraja, James S. Crown, Lester Crown, Charles H. Goodman, James R. Mellor, Gordon R. Sullivan and Carlisle A. H. Trost.

                 *Incorporated by reference from the Corporation's annual report on Form 10-K for the year ended December 31, 1992.

                **Incorporated by reference from the Corporation's annual report on Form 10-K for the year ended December 31, 1996.

                 The Corporation will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

A.  SUBSEQUENT DISCLOSURE.

                 The Corporation hereby undertakes:





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                          (1) To file, during any period in which offers or
                 sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                                  (i)      To include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act;

                                  (ii)     To reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of this Registration
                                           Statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in this Registration Statement;

                                  (iii)    To include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in this Registration
                                           Statement or any material change to
                                           such information in this
                                           Registration Statement;

                 provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Corporation, pursuant to
                 Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  INCORPORATION BY REFERENCE.

                 The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  COMMISSION POSITION ON INDEMNIFICATION.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

THE REGISTRANT

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FALLS CHURCH, STATE OF VIRGINIA, ON THIS 5TH DAY OF MAY, 1997.

                                  GENERAL DYNAMICS CORPORATION

                                  By      /s/ JAMES R. MELLOR
                                    ------------------------------------------
                                          James R. Mellor
                                          Chairman and Chief Executive Officer

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                                   TITLE                                 DATE
                  ---------                                   -----                                 ----

       /s/     JAMES R. MELLOR                Chairman, Chief Executive Officer      May 5, 1997
------------------------------------------    and Director
                 James R. Mellor

       /s/     NICHOLAS D. CHABRAJA           Vice Chairman and Director             May 5, 1997
------------------------------------------
               Nicholas D. Chabraja

       /s/     MICHAEL J. MANCUSO             Senior Vice President and Principal    May 5, 1997
------------------------------------------    Financial Officer
                 Michael J. Mancuso

       /s/     JOHN W. SCHWARTZ               Staff Vice President and Controller    May 5, 1997
------------------------------------------
                 John W. Schwartz

                     *                        Director                               May 5, 1997
------------------------------------------
               Frank C. Carlucci

                     *                        Director                               May 5, 1997
------------------------------------------
               James S. Crown

                     *                        Director                               May 5, 1997
------------------------------------------
                Lester Crown

                     *                        Director                               May 5, 1997
------------------------------------------
             Charles H. Goodman

                     *                        Director                               May 5, 1997
------------------------------------------
             Gordon R. Sullivan

                     *                        Director                               May 5, 1997
------------------------------------------
            Carlisle A. H. Trost

                 *By Paul A. Hesse pursuant to Power of Attorney executed by the directors listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.

                                              /s/      PAUL A. HESSE
                                            ----------------------------------
                                                       Paul A. Hesse
                                                       Secretary





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                                   SIGNATURES

THE PLAN

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PLAN ADMINISTRATOR OF THE GENERAL DYNAMICS CORPORATION HOURLY EMPLOYEES' SAVINGS AND STOCK INVESTMENT PLAN HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FALLS CHURCH, STATE OF VIRGINIA, ON THIS 5TH DAY OF MAY, 1997.


                                 GENERAL DYNAMICS CORPORATION HOURLY
                                 EMPLOYEES' SAVINGS AND STOCK
                                 INVESTMENT PLAN


                                 By   /s/  WILLIAM P. WYLIE
                                   -----------------------------------
                                           William P. Wylie
                                           Corporate Vice President
                                           Human Resources and Administration